SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___)

Filed by the Registrant |X|
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
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     Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14

                       Ridgestone Financial Services, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

                             ----------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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



                       RIDGESTONE FINANCIAL SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 22, 2003


To the Shareholders of
   Ridgestone Financial Services, Inc.:

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Ridgestone Financial Services, Inc. (the "Company") will be held on Tuesday, April 22, 2003, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, for the following purposes:

     1. To elect three directors to hold office until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified.

     2. To consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     The close of business on March 7, 2003 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof.

     A proxy for the annual meeting and a proxy statement are enclosed herewith.


                                        By Order of the Board of Directors
                                        RIDGESTONE FINANCIAL SERVICES, INC.

                                        /s/ Christine V. Lake

                                        Christine V. Lake
                                        Executive Vice President and Secretary
Brookfield, Wisconsin
March 24, 2003

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                       RIDGESTONE FINANCIAL SERVICES, INC.
                             13925 West North Avenue
                           Brookfield, Wisconsin 53005

                                 PROXY STATEMENT
                                       For
                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 22, 2003

     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Ridgestone Financial Services, Inc. (the "Company"), beginning on or about March 24, 2003, in connection with a solicitation of proxies by the Board for use at the Company's annual meeting of shareholders to be held on Tuesday, April 22, 2003, at 10:00 A.M., local time, at the Westmoor Country Club, 400 South Moorland Road, Brookfield, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company in writing or in open meeting.

     A proxy, in the enclosed form, which is properly executed, returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the three persons nominated for election as directors referred to herein, and on such other business or matters that may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's common stock, no par value (the "Common Stock"), at the close of business on March 7, 2003 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 877,659 shares of Common Stock, each of which is entitled to one vote per share.

     The Company is the parent corporation of Ridgestone Bank (the "Bank").

                              ELECTION OF DIRECTORS

     The Company maintains a staggered board of directors. The directors are currently divided into three classes generally consisting of four directors in each class. Each year, the terms of one class of directors expire. Two directors who are currently serving in the class whose terms expire at the Annual Meeting, Richard A. Streff and William J. Tetzlaff, are precluded by the Company's Bylaws from continuing to serve as directors after the Annual Meeting because they have attained the mandatory retirement age. Additionally, William F. Krause, Jr. who was serving in the class whose terms expire at the 2004 annual meeting of shareholders, retired in 2002. As a result, in order to maintain an equal number of directors in each class, the Board determined to reduce the size of the Board to a total of nine members effective as of the Annual Meeting and nominated Mr. Bernard E. Adee, who is currently serving in the class whose terms expire at the 2005 annual meeting of shareholders, along with Christine V. Lake and Gregory J. Hoesly, who are currently serving in the class whose terms expire at the Annual Meeting, for election at the Annual Meeting as directors to serve until the 2006 annual meeting of shareholders and until their successors are duly elected and qualified. Following the Annual Meeting, the Board will then consist of three directors in each class. The Company's other six directors will continue to serve on the Board until their respective terms expire as indicated below.

     Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the three persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

     Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the director nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors.

     The following sets forth certain information, as of March 7, 2003, about each of the Board's nominees for election at the Annual Meeting and each director of the Company whose term will continue after the Annual Meeting. All directors of the Company also serve as directors of the Bank.

Nominees For Election at the Annual Meeting

Terms Expiring April 2006

     Bernard E. Adee, 68, has served as Senior Vice President of Marshall Financial Consulting, LLC, a financial consulting firm based in Milwaukee, Wisconsin, since October 1998. Mr. Adee retired as First Vice President of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, in September 1998. Mr. Adee has been a director of the Company since 1998.

     Gregory J. Hoesly, 46, has been President of L.L. Richards Machinery Co., Inc., a Butler, Wisconsin machine tool dealer, since 1992, and has been employed by such company since 1984. He is also President of Boschert Precision Machinery, Inc., an importer of fabricating machine tools. Mr. Hoesly is a member of the American Machine Tool Distributors Association, the Machinery Dealers National Association, the Association of Machinery and Equipment Appraisers and the Butler Area Chamber of Commerce. Mr. Hoesly has been a director of the Company since 1996.

     Christine V. Lake, 50, has been Executive Vice President of the Company since April 2002, Vice President of the Company from 1995 through April 2002, Secretary of the Company since January 1996 and Executive Vice President of the Bank since February 1996. Ms. Lake served as Vice President of M&I Wauwatosa State Bank from 1991 to 1994 with responsibilities for management of the Consumer Banking Division. From 1994 to 1995, Ms. Lake was a Vice President of M&I Marshall & Ilsley Bank in Retail Administration. Ms. Lake has been a director of the Company since 1996.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" EACH NOMINEE. UNLESS MARKED TO THE CONTRARY, THE SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED PRIOR TO OR AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED "FOR" EACH NOMINEE.

Directors Continuing in Office

Terms Expiring April 2004

     Paul E. Menzel, 65, has been Chairman of the Board, President and Chief Executive Officer of the Company and the Bank since January 2003, and President and Chief Executive Officer of the Company and the Bank since 1995. For ten years prior thereto, Mr. Menzel was President and a director of M&I Wauwatosa State Bank. Mr. Menzel has been a director of the Company since 1995.

     Charles G. Niebler, 58, has been President of Eye Care Vision Centers, a multi-location optometry practice based in Brookfield, Wisconsin, since 1970. He is a member of the Milwaukee Optometric Society and the American and Wisconsin Optometric Associations. Dr. Niebler has been a director of the Company since 1996.

     James E. Renner, 64, owns Renner Oldsmobile and is part owner of Renner Mitsubishi in Wauwatosa, Wisconsin. He has been associated with the Oldsmobile dealership since 1958 and the Mitsubishi dealership since 1993. Mr. Renner is a member of the Automobile Dealers of Mega Milwaukee, Inc. and the National Automobile Dealers Association. Mr. Renner has been a director of the Company since 1995.

Terms Expiring April 2005

     John F. Goodnow, 58, is a co-founder of COB, LLC, a consulting firm specializing in providing turnaround and crisis management services to financially challenged companies, and has served as a Principal of COB, LLC since its inception in 1998. Prior to that time, Mr. Goodnow served in various capacities with Firstar Bank, N.A. (now known as U.S. Bank, National Association) since 1974. Mr. Goodnow has been a director of the Company since 2002.

     William R. Hayes, 58, has been Senior Vice President and Treasurer of the Company and Senior Vice President, Cashier and Controller of the Bank since April 2002. Mr. Hayes served as Vice President and Treasurer of the Company and Vice President, Cashier/Controller of the Bank from 1995 to April 2002. From 1988 to 1994, Mr. Hayes was Vice President, Cashier and Controller of M&I Wauwatosa State Bank, with responsibility for bank operations, financial reporting, human resources and regulatory compliance. Mr. Hayes has been a director of the Company since 1995.

     John E. Horning, 65, retired as Chairman of the Board and Chief Executive Officer of Shorewest Realtors, Inc. and Wisconsin Mortgage Corporation and Heritage Title Service in 2002. He was employed by Shorewest Realtors from 1950 through his retirement in 2002. He is a member of the national, state and Metropolitan Milwaukee Boards of Realtors. Mr. Horning has been a director of the Company since 1995.


                               BOARD OF DIRECTORS

General

     The Board has standing Audit and Personnel Committees. The functions of the Audit Committee are to recommend to the Board the appointment of independent auditors, review the independence of the auditors, approve the scope of the annual audit, approve the audit fee payable to the auditors and review the audit results. Messrs. Adee, Horning and Renner are members of the Audit Committee. In January 2003, the Board delegated authority to the Audit Committee to select the Company's independent auditors for fiscal 2003. See "Independent Auditors."

     The Board has adopted a written charter for the Audit Committee. All of the members of the Audit Committee satisfy the requirements for independence set forth in Section 4200(a)(15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee met four times during 2002. The Audit Committee of the Board of Directors of the Bank, which currently consists of Messrs. Adee, Horning and Renner, met twice in 2002.

     The Personnel Committee of the Board is responsible for administering the Company's 1996 Stock Option Plan, as amended (the "1996 Plan"). The members of the Personnel Committee, which met once in 2002, are Messrs. Renner and Streff. Mr. Krause was a member of the Personnel Committee of the Board during 2002 until his retirement from the Board in October 2002. Beyond administering the 1996 Plan, the Personnel Committee of the Board does not consider any other matters regarding compensation since such compensation is currently paid only at the Bank level and not at the Company level. The Personnel Committee of the Board of Directors of the Bank reviews and recommends to the Bank's Board of Directors the compensation structure for the directors, officers and other managerial personnel of the Bank, including salary rates, fringe benefits, non-cash perquisites and other forms of compensation. The Personnel Committee of the Board of Directors of the Bank, which met twice in 2002, consists of Messrs. Goodnow (since October 2002), Renner and Streff. Mr. Krause was a member of the Personnel Committee of the Board of Directors of the Bank during 2002 until his retirement from the Board of Directors of the Bank in September 2002.

     The Board does not have a standing nominating committee. The Board will consider nominations for directors made by shareholders provided such nominations are made in writing, contain certain information specified in the Company's By-Laws and are delivered to the President of the Company no less than 14 days or more than 50 days prior to any meeting of shareholders called for the election of directors.

     The Board held five meetings during 2002. During 2002, each director of the Company attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which such director served during the year, except for Mr. Krause.

Director Compensation

     Directors of the Company receive a fee of $50 per Board meeting attended as well as a fee of $200 per committee meeting attended. Directors of the Bank receive a fee of $250 per Bank board meeting attended as well as a fee of $50 per committee meeting attended. Employee directors of the Company and the Bank are not entitled to receive the committee meeting fee.

                               EXECUTIVE OFFICERS

     Paul E. Menzel, the Company's Chairman of the Board, President and Chief Executive Officer, Christine V. Lake, the Company's Executive Vice President and Secretary, and William R. Hayes, the Company's Senior Vice President and Treasurer, are the only executive officers of the Company. Certain information regarding the executive officers is set forth under the caption "Election of Directors." The executive officers of the Company serve at the pleasure of the Board.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth information, as of March 7, 2003, regarding beneficial ownership of Common Stock by each director and nominee, the Company's Chief Executive Officer, and all of the directors, nominees and executive officers of the Company as a group. As of the date of this Proxy Statement, except as otherwise indicated below, the Company was not aware of any shareholder who beneficially owned in excess of 5% of the outstanding shares of Common Stock.

                                                               Number of
                                                                 Shares             Percent
                                                              Beneficially            of
Name of Beneficial Owner(1)                                      Owned               Class
---------------------------                                      -----               -----
Bernard E. Adee                                                    4,625             *

John F. Goodnow                                                    4,000             *

William R. Hayes                                                  56,208(2)          6.1%

Gregory J. Hoesly                                                  7,415             *

John E. Horning                                                    3,313             *

Christine V. Lake                                                 85,542(3)          9.0%

Paul E. Menzel                                                   181,708(4)         17.7%

Charles G. Niebler                                                 9,449(5)          1.1%

James E. Renner                                                    5,250             *

Richard A. Streff                                                  5,250(6)          *

William J. Tetzlaff                                                5,335(7)          *

Directors, nominees and executive officers of the
 Company as a group (11 persons)                                 368,095(8)         32.0%

_______________
*Less than one percent (1%).

(1) The address of each of the persons named in the table is 13925 West North Avenue, Brookfield, Wisconsin 53005.
(2) Includes 48,333 shares which Mr. Hayes has the right to acquire upon the exercise of vested stock options and stock options that will vest within 60 days of March 7, 2003.
(3) Includes 4,425 shares held by Ms. Lake's spouse and 75,167 shares which Ms. Lake has the right to acquire upon the exercise of vested stock options and stock options that will vest within 60 days of March 7, 2003.
(4) Includes 3,384 shares held by Mr. Menzel's spouse and 150,834 shares which Mr. Menzel has the right to acquire upon the exercise of vested stock options and stock options that will vest within 60 days of March 7, 2003.
(5)  Includes 1,449 shares held by Dr. Niebler's spouse.
(6) Includes 1,050 shares held by Mr. Streff's spouse and 1,050 shares held by Streff Advertising, Inc.
(7) Includes 2,500 shares held by the William Tetzlaff Family Trust, of which Mr. Tetzlaff is a trustee.
(8) Includes an aggregate of 274,334 shares that can be acquired upon the exercise of vested stock options and stock options that will vest within 60 days of March 7, 2003.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning compensation paid to or earned by Mr. Menzel, the Company's President and Chief Executive Officer, in each of the last three fiscal years. No executive officer of the Company or the Bank other than Mr. Menzel received in excess of $100,000 in salary and bonus during fiscal 2002.

                           Summary Compensation Table


                                                            Annual                           Long Term
                                                         Compensation                       Compensation
                                       -------------------------------------------------  -----------------
                                                                                             Securities
                                                                                             Underlying               All
     Name and                             Salary(1)        Bonus          Other Annual          Stock                Other
 Principal Position         Year            ($)             ($)           Compensation        Options(#)         Compensation
----------------------     -------     -------------    ----------     -----------------   ----------------    -----------------
Paul E. Menzel              2002         $146,950          $  0           $7,274(2)              20,000          $  13,247(3)
  Chairman of the           2001          135,496             0            6,869(4)              25,000              5,811
Board, President            2000          126,500             0            9,488(5)              25,000              6,515
and Chief
Executive
Officer
______________

(1)  Includes $3,200 in director fees in connection with meetings of the Bank's Board of Directors in each year.
(2)  Consists of $4,619 for a car allowance and $2,655 for a country club membership.
(3)  Consists of (i) $3,540, which is the dollar value of premiums paid by the Company on a split-dollar life insurance policy for the benefit of Mr. Menzel, (ii) $1,957 of life insurance premiums paid by the Bank pursuant to a second life insurance policy; and (iii) $7,750, which represents matching and discretionary contributions by the Bank to Mr. Menzel's 401(k)
     account.
(4)  Consists of $4,079 for a car allowance and $2,790 for a country club membership.
(5)  Consists of $2,078 for a car allowance and $7,410 for a country club membership.


Stock Options

     The Company has in effect the 1996 Plan pursuant to which options to purchase Common Stock may be granted to employees (including officers) of the Company and its subsidiaries. The following table presents certain information about grants of stock options made during fiscal 2002 to Mr. Menzel.


                                             Option Grants in 2002 Fiscal Year
                                                     Individual Grants
----------------------------------------------------------------------------------------------------------------------------
                                                             Percent of Total
                                 Number of Securities        Options Granted          Exercise or
                                 Underlying Options          to Employees in          Base Price
Name                               Granted (#)(1)              Fiscal Year             ($/Share)          Expiration Date
----                               --------------              -----------             ---------          ---------------
Paul E. Menzel                         20,000                     42.4%                  $7.10              04/18/2012
-----------------------------
(1)  The options reflected in the table (which are nonstatutory options for purposes of the Internal Revenue Code) were granted on April 18, 2002. One-third of the options will vest and become exercisable on the first anniversary of grant, an additional one-third of the options will vest and become exercisable on the second anniversary of grant and the final one-third of the options will vest and become exercisable on the third anniversary of the grant.

     The following table sets forth information regarding the fiscal year-end value of unexercised options held by Mr. Menzel. No options were exercised by Mr. Menzel in 2002.

                          Fiscal Year-End Option Values

                                             Number of Securities
                                            Underlying Unexercised                           Value of Unexercised
                                               Options at Fiscal                             In-the-Money Options
                                                 Year-End (#)                             at Fiscal Year End ($)(1)
                                  --------------------------------------------     -----------------------------------------
Name                                Exercisable            Unexercisable             Exercisable           Unexercisable
----                              -----------------    -----------------------     -----------------     -------------------
Paul E. Menzel                        127,500                  45,000                  $63,832                $94,568
_______________
(1)  The dollar value is calculated by determining the difference between the fair market value of the underlying Common
     Stock and the exercise price of the option at fiscal year-end.

Employment Agreement

     The Bank has an employment agreement with Mr. Menzel which initially provided for a three-year term that commenced on December 31, 1997. The agreement provides that the term will be automatically extended on December 31 of each year for an additional year, unless at least 60 days before such renewal date the Bank or Mr. Menzel gives notice that the term will not be extended beyond the then current expiration date. The expiration date of the agreement has been extended in accordance with the foregoing provision and currently is December 31, 2005. The agreement further provides that Mr. Menzel will be paid a base salary and such bonuses as may from time to time be determined by the Board of Directors of the Bank. The agreement provides that Mr. Menzel's base salary (exclusive of bonus) will not be less than his salary (exclusive of bonus) in effect on the date of the agreement and may not be reduced at any time after any increase is approved by the Board of Directors of the Bank. The agreement will terminate upon Mr. Menzel's death or disability, for cause, or upon voluntary termination by Mr. Menzel.

     If Mr. Menzel resigns or is terminated following a "change in control" (as defined below), Mr. Menzel will be entitled to a lump sum severance payment equal to three times the sum of (i) his then current salary and (ii) his average bonus over the three years preceding termination. Alternatively, Mr. Menzel may elect to receive his severance payment in installments over a period of three years commencing on the termination date. The termination payment and amount of benefits may be reduced to the extent necessary to avoid an "excess parachute payment" under the Internal Revenue Code. The agreement defines a "change in control" as any of the following, whether in a single transaction or in a series of transactions: (i) the acquisition by any person or group of 25% or more of the voting power of the Company or the Bank; (ii) the combination of the Company or Bank with any entity after which less than 75% of the outstanding securities of the surviving entity are owned by former shareholders of the Company; or (iii) the sale, lease or other transfer by either the Company or the Bank of all or substantially all of its respective properties or assets other than in the ordinary course of business. In addition, if Mr. Menzel is terminated by the Bank "in contemplation of" a change in control, or is terminated by the Bank (or other surviving entity) during the twelve-month period after a change in control, such termination will be deemed to be a change in control for purposes of the agreement. The agreement also provides that if Mr. Menzel is terminated by the Bank during the three-month period prior to the announcement of a change in control, such termination will be deemed to be a termination "in contemplation of" a change in control.

     If any of the following events occur after a change in control without Mr. Menzel's written consent, then Mr. Menzel may terminate his employment by giving at least 90 days' prior written notice: Mr. Menzel is assigned to positions, duties or responsibilities that are less significant than his positions, duties and responsibilities at the commencement of the employment term; Mr. Menzel is removed from or is not re-elected to any of his positions (subject to certain exceptions); Mr. Menzel's base salary or relative bonus is reduced; Mr. Menzel is transferred to a location more than 35 miles from Brookfield, Wisconsin; or in the event of a change in control of the Company in which the Company is not the surviving entity, the surviving entity fails to execute an employment agreement in substantially the same form as Mr. Menzel's current employment agreement. If Mr. Menzel terminates his employment in such a situation, then he will be entitled to the same severance payment as if he had been terminated following a change in control.

     For the three years following termination, Mr. Menzel will also be entitled to receive all other benefits, including retirement benefits and deferred compensation, to which he would have been entitled had he remained employed by the Bank.

Salary Continuation Agreement

     The Bank also has a Salary Continuation Agreement ("Continuation Agreement") with Mr. Menzel, generally providing to him or his beneficiaries the right to receive certain benefits in the event of either (i) Mr. Menzel's death or (ii) the termination of his employment with the Bank. Under the terms of the Continuation Agreement, the amount of benefits Mr. Menzel receives will be determined by the cause and timing of either his death or termination of employment. The Continuation Agreement generally provides that the annual benefit payments will be no more than $120,100 (subject to upward adjustment). The aggregate amount of these benefits will generally be paid to Mr. Menzel or his beneficiary in twelve equal monthly installments for the duration of Mr. Menzel's life, but in any event until 179 additional payments have been made to Mr. Menzel or his beneficiary (except that, in the event of the death of Mr. Menzel's beneficiary prior to receipt of all benefits due such beneficiary under the Continuation Agreement, the remaining benefits will be paid in a lump sum to such beneficiary's estate). Such payments will begin on the first day of the month following the termination event or on the first day of the month following Mr. Menzel's 70th birthday in the event he retires before then. No benefits will be paid to Mr. Menzel if, among other things, (a) such benefit would result in an excise tax under Section 280G of the Internal Revenue Code; (b) Mr.

Menzel's employment is terminated for Cause (as such term is defined in the Continuation Agreement); or (c) Mr. Menzel violates the noncompetition provisions contained in his employment agreement.

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During fiscal 2002, the Committee met four times, and the Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's management and independent auditors prior to public release.

     The Committee members reviewed and discussed the audited financial statements for fiscal 2002 with management. The Committee also discussed all the matters required to be discussed by Statement of Auditing Standard No. 61 with the Company's independent auditors, Virchow, Krause & Company, LLP ("Virchow Krause"). The Committee received a written disclosure and letter from Virchow Krause as required by Independence Standards Board Standard No. 1, and discussed with Virchow Krause its independence. Based on its review and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission.

     Following recent regulatory changes resulting from the Sarbanes-Oxley Act of 2002, the Committee and Virchow Krause determined that Virchow Krause would not be able to continue to provide the internal audit outsourcing function previously provided by Virchow Krause while at the same time acting as the Company's independent auditors. As a result, on March 18, 2003, Virchow Krause informed the Committee that it would decline to stand for re-appointment as the Company's independent auditors, and the Committee, pursuant to authority delegated to it by the Board, engaged Wipfli Ulrich Bertelson LLP as the Company's new independent accountants, to act as the principal accountants in auditing the Company's financial statements for fiscal 2003.


Bernard E. Adee
John E. Horning
James E. Renner

                              CERTAIN TRANSACTIONS

     The Bank from time to time makes loans or extends credit to certain directors, executive officers, their affiliates and their family members. All such loans and extensions of credit made to date were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time of such transactions for comparable transactions with other persons, and did not involve more than the normal risk of collectibility or present other unfavorable features.

                              INDEPENDENT AUDITORS

General

     Virchow Krause served as the Company's independent auditors for the fiscal year ended December 31, 2002. Following recent regulatory changes resulting from the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board and Virchow Krause determined that Virchow Krause would not be able to continue to provide the internal audit outsourcing function previously provided by Virchow Krause while at the same time acting as the Company's independent auditors. As a result, on March 18, 2003, Virchow Krause informed the Audit Committee that it would decline to stand for re-appointment as the Company's independent auditors.

     The reports of Virchow Krause on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with Virchow Krause's audits for the two most recent fiscal years and through March 18, 2003, the Company has had no disagreements with Virchow Krause on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Virchow Krause would have caused Virchow Krause to make reference thereto in its report on the financial statements for such years.

     As of March 18, 2003, the Audit Committee, pursuant to authority delegated to it by the Board, engaged Wipfli Ulrich Bertelson LLP ("Wipfli") as the Company's new independent accountants, to act as the principal accountants in auditing the Company's financial statements for fiscal 2003. During the two most recent fiscal years and through March 18, 2003, the Company has not consulted with Wipfli Ulrich Bertelson LLP regarding any of the matters identified in Item 304(a)(2)(i) or (ii) of Regulation S-B under the Securities Exchange Act of 1934, as amended.

     Representatives of Virchow Krause and Wipfli are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed by Virchow Krause for professional services rendered for the review of the Company's quarterly financial statements included in the Company's Quarterly Reports on Form 10-QSB and the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 were $46,600.

Financial Information Systems Design and Implementation Fees

     Virchow Krause did not render professional services for information technology systems design or implementation for the fiscal year ended December 31, 2002.

All Other Fees

     The aggregate fees billed by Virchow Krause for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2002 were $13,400.

     The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence.

                                  MISCELLANEOUS

Shareholder Proposals

     Proposals of shareholders pursuant to Rule 14a-8 ("Rule 14a-8") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are intended to be presented at the 2004 annual meeting must be received by the Company no later than November 25, 2003 to be included in the Company's proxy materials for that meeting. Further, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 on or prior to February 8, 2004, then the persons named in proxies solicited by the Board of Directors for the 2004 annual meeting may exercise discretionary voting authority with respect to such proposal. See "Board of Directors--General" for information regarding shareholder nominations for directors.

Solicitation Expenses

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will also reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors to file reports of ownership and changes of ownership with the Securities and Exchange Commission. The regulations of the Securities and Exchange Commission require such persons to furnish the Company with copies of all Section 16(a) reports they file. Based on such reports, the Company believes that all of its officers and directors have complied with the Section 16(a) filing requirements for the year ended December 31, 2002.

Other

     Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company's communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company's annual report to shareholders and proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ms. Christine V. Lake, Ridgestone Financial Services, Inc., 13925 West North Avenue, Brookfield, Wisconsin 53005, phone number (262) 789-1011.

     The Company will provide without charge a copy of its Annual Report on Form 10-KSB (including financial statements and financial schedules, but not including exhibits thereto), as filed with the Securities and Exchange Commission, to each person who is a record or beneficial owner of Common Stock as of the record date for the Annual Meeting. A written request for a Form 10-KSB should be directed to William R. Hayes, Senior Vice President and Treasurer, Ridgestone Financial Services, Inc., 13925 West North Avenue, Brookfield, Wisconsin 53005.

                                         By Order of the Board of Directors
                                         RIDGESTONE FINANCIAL SERVICES, INC.

                                         /s/ Christine V. Lake

                                         Christine V. Lake
                                         Executive Vice President and Secretary
March 24, 2003

                                                                      APPENDIX A

PROXY                  RIDGESTONE FINANCIAL SERVICES, INC.                 PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PAUL E. MENZEL and WILLIAM R. HAYES, or either of them (with full power of substitution in each of them), as Proxies, and hereby authorizes them to represent and to vote as designated below all of the shares of Common Stock of Ridgestone Financial Services, Inc. held of record by the undersigned on March 7, 2003, at the annual meeting of shareholders to be held on April 22, 2003, or any adjournment or postponement thereof.


     1. ELECTION OF DIRECTORS (for terms expiring at the 2006 annual meeting and until their successors are duly elected and qualified)

          1 - B. Adee          2 - G. Hoesly          3 - C. Lake

     FOR all nominees listed above (except as specified below). ____ WITHHOLD AUTHORITY to vote for all nominees listed above. ____

     (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the space provided to the
     right).   _______________________________________________________

     2. IN THEIR DISCETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     Check appropriate box. Indicate changes below:

           Address Change? _____                    Name Change? _____


             * DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED *

                                                                      APPENDIX A

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" the election of the Board's nominees and in accordance with the best judgment of the proxies named herein on any other business that may properly come before the meeting.





_______________________________________________________________________
                                (Number of Shares)


_______________________________________________________________________
                             (Please print your name)


_______________________________________________________________________
                            (Signature of Shareholder)

Dated:____________________________________________________________,2003


_______________________________________________________________________
                             (Please print your name)


_______________________________________________________________________
                            (Signature of Shareholder)

Dated:____________________________________________________________,2003



Please sign exactly how your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.